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                                                                    EXHIBIT 12.2

           CALCULATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDENDS-CONSOLIDATED


                                                                             Years Ended December 31,
                                                           ----------------------------------------------------------
                                                               1992        1993        1994        1995        1996
                                                               ----        ----        ----        ----        ----
Excluding Interest on Deposits
Fixed Charges and Preferred Stock Dividends:
   Interest on long-term debt and short-term
      borrowings ........................................  $  513,322  $  467,841  $  499,065  $  489,697  $  588,693
   One-third of rent expense ............................      10,252      10,859      14,412      13,651      14,495
   Preferred stock dividends* ...........................      38,037      42,623      49,895      50,203      44,440
                                                           ----------  ----------  ----------  ----------  ----------
       Total fixed charges and preferred
         stock dividends ................................  $  561,611  $  521,323  $  563,372  $  553,551  $  647,628
                                                           ==========  ==========  ==========  ==========  ==========

Earnings:
   Income before income taxes ...........................  $  347,269  $  451,358  $  492,366  $  398,115  $  590,546
   Fixed charges ........................................     523,574     478,700     513,477     503,348     603,188
                                                           ----------  ----------  ----------  ----------  ----------
       Total earnings ...................................  $  870,843  $  930,058  $1,005,843  $  901,463  $1,193,734
                                                           ==========  ==========  ==========  ==========  ==========
Ratio of earnings to combined fixed charges and preferred
   stock dividends excluding interest on deposits .......       1.55x       1.78x       1.79x       1.63x       1.84x
                                                                -----       -----       -----       -----       -----
Including Interest on Deposits
Fixed Charges and Preferred Stock Dividends:
   Interest on long-term debt, short-term
      borrowings and deposits ...........................  $1,318,228  $1,157,075  $1,326,855  $1,627,772  $1,870,898
   One-third of rent expense ............................      10,252      10,859      14,412      13,651      14,495
   Preferred stock dividends* ...........................      38,037      42,623      49,895      50,203      44,440
                                                           ----------  ----------  ----------  ----------  ----------
       Total fixed charges and preferred
         stock dividends ................................  $1,366,517  $1,210,557  $1,391,162  $1,691,626  $1,929,833
                                                           ==========  ==========  ==========  ==========  ==========

Earnings:
   Income before income taxes ...........................  $  347,269  $  451,358  $  492,366  $  398,115  $  590,546
   Fixed charges ........................................   1,328,480   1,167,934   1,341,267   1,641,423   1,885,393
                                                           ----------  ----------  ----------  ----------  ----------
       Total earnings....................................  $1,675,749  $1,619,292  $1,833,633  $2,039,538  $2,475,939
                                                           ==========  ==========  ==========  ==========  ==========
Ratio of earnings to fixed charges and preferred stock
  dividends including interest on deposits ..............       1.23x       1.34x       1.32x       1.21x       1.28x
                                                                -----       -----       -----       -----       -----

                                                            Nine Months Ended
                                                               September 30,
                                                          ----------------------
                                                             1996        1997
                                                             ----        ----
Excluding Interest on Deposits
Fixed Charges and Preferred Stock Dividends:
   Interest on long-term debt and short-term
      borrowings ........................................ $  429,513  $  533,350
   One-third of rent expense ............................     11,131      10,629
   Preferred stock dividends* ...........................     32,758      24,670
                                                          ----------  ----------
       Total fixed charges and preferred
         stock dividends ................................ $  473,402  $  568,649
                                                          ==========  ==========

Earnings:
   Income before income taxes ........................... $  431,187  $  480,997
   Fixed charges ........................................    440,644     543,979
                                                          ----------  ----------
       Total earnings ................................... $  871,831  $1,024,976
                                                          ==========  ==========
Ratio of earnings to combined fixed charges and preferred
   stock dividends excluding interest on deposits .......      1.84x       1.80x
                                                               -----       -----
Including Interest on Deposits
Fixed Charges and Preferred Stock Dividends:
   Interest on long-term debt, short-term
      borrowings and deposits ........................... $1,381,957  $1,603,690
   One-third of rent expense ............................     11,131      10,629
   Preferred stock dividends* ...........................     32,758      24,670
                                                          ----------  ----------
       Total fixed charges and preferred
         stock dividends ................................ $1,425,846  $1,638,989
                                                          ==========  ==========

Earnings:
   Income before income taxes ........................... $  431,187  $  480,997
   Fixed charges ........................................  1,393,088   1,614,319
                                                          ----------  ----------
       Total earnings.................................... $1,824,275  $2,095,316
                                                          ==========  ==========
Ratio of earnings to fixed charges and preferred stock
  dividends including interest on deposits ..............      1.28x       1.28x
                                                               -----       -----

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      * For the purpose of computing the ratios of earnings to combined fixed charges and preferred stock dividends, the pre-tax equivalent of the preferred stock dividends is calculated by multiplying the preferred stock dividends by the ratio that pre-tax income bears to after-tax income.